               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Link2 Technologies, Inc. registration statement, on Form SB-2 Amendment No. 4, of our report dated February 10, 2003, accompanying the financial statements of Link2 Technologies, Inc. as of and for the years ended December 31, 2002 and 2001 and the period from inception (August 16, 1996) to December 31, 2002 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


                                          /s/ SPICER, JEFFRIES & CO.


Denver, Colorado
February 10, 2003